      As filed with the Securities and Exchange Commission on July 25, 2002

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (date of earliest event reported): July 24, 2002

  Commission File     Exact name of registrant as specified in its charter, state            I.R.S. Employer
      Number          of incorporation, address of principal executive offices, and       Identification Number
                                         telephone number

      1-3382                     Carolina Power & Light Company                                 56-0165465
                                  410 South Wilmington Street
                               Raleigh, North Carolina 27601-1748
                                   Telephone: (919) 546-6411
                             State of Incorporation: North Carolina

The address of the registrant has not changed since the last report.

                           Forward-Looking Statements

     We have included in this Form 8-K information containing "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "projection" or "outlook") are not statements of historical facts and may be forward-looking. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. Forward-looking statements speak only as of the date on which they are made; and, except to fulfill our obligations under the U.S. securities laws, we undertake no obligation to update any such statements to reflect events or circumstances after the date on which they are made.

     Examples of factors that can affect our expectations, beliefs, plans, goals, objectives and future events or performance include, but are not limited to, the following:

  . governmental policies and regulatory actions (including those of the Federal Energy Regulatory Commission, the Environmental Protection Agency, the Nuclear Regulatory Commission, the Department of Energy, the North Carolina Utilities Commission and the Public Service Commission of South Carolina), particularly legislative and regulatory initiatives regarding the restructuring of the electricity industry or potential national deregulation legislation;

  . risks associated with operating nuclear power facilities, availability of nuclear waste storage facilities, and nuclear decommissioning costs;

  . terrorist threats and activities, particularly with respect to our facilities, economic uncertainty caused by recent terrorist attacks on the United States, and potential adverse reactions to U.S. anti-terrorism activities;

  .  changes in the economy of areas we serve;

  . the extent to which we are able to obtain adequate and timely rate recovery of costs, including potential stranded costs arising from the restructuring of the electricity industry;

  .  weather conditions and catastrophic weather-related damage;

  . general industry trends, increased competition from energy and gas suppliers, and market demand for energy;

  .  inflation and capital market conditions; and

  .  unanticipated changes in operating expenses and capital expenditures.

     All such factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for us to predict all of such factors or to assess the effect of each such factor on our business.

ITEM 5.  OTHER EVENTS

         The purpose of this Form 8-K is to make publicly available certain information relating to (i) our financial performance as of and for the three and six months ended June 30, 2002 and (ii) recent developments. Attached hereto as Exhibit 99 are our Unaudited Interim Consolidated Statements of Income for the three and six months ended June 30, 2002 and 2001 and the Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001.

Second Quarter Earnings

         On July 24, 2002, we reported earnings of $130.4 million for the second quarter of 2002 and $214.8 million for the first half of 2002 compared to $84.1 million for the second quarter of 2001 and $204.3 million for the first half of 2001. Our financial highlights for the second quarter of 2002 include:

         . Second quarter revenues of $838.1 million, $54.7 million higher than the comparable period in 2001. Revenue and margin improvements were primarily related to improvements in retail growth and usage as well as favorable weather conditions. However, industrial sales slipped from comparable 2001 levels because of the weak economic environment.

         . Operation and Maintenance costs over the second quarter were up 7% for the comparable period in 2001 due to increased infrastructure costs (primarily information systems costs) and higher employee benefits (driven by increased health insurance costs).

         . Interest charges were $9.1 million lower than second quarter 2001 because of lower debt balances and favorable interest rates.

         . In June 2002 we received a $28.3 million favorable impact from a tax reallocation from our corporate parent, Progress Energy, Inc. This reallocation resulted from an Securities and Exchange Commission ruling that requires the allocation of non-acquisition interest tax benefit for 2000 through year-to-date 2002 to be allocated to the profitable subsidiaries.

         Our Unaudited Interim Consolidated Statements of Income for the three and six months ended June 30, 2002 and 2001 are not necessarily indicative of the results that may be expected for an entire year.

Telecommunications Assets and Related Valuation Study

         The fiber-optic telecommunications operations of our subsidiary, Caronet, Inc., are included in our consolidated results of operations. For the quarter ended June 30, 2002, Caronet earned $0.3 million based on revenue of $4.6 million. In the second quarter of 2001, Caronet earned $1.7 million based on revenues of $4.8 million.

         Caronet's revenue reduction is related to the general slow down in the telecommunications industry. Due to this industry decline, Progress Energy has initiated a valuation study to assess the recoverability of Caronet's long-lived assets, which totaled $111.3 million at June 30, 2002. We expect to conclude this review during the third quarter of 2002.

North Carolina Clean Air Legislation

         On June 20, 2002, North Carolina enacted a law that requires investor-owned utilities to make significant reductions in sulfur dioxide and nitrogen oxide emissions beginning in 2007. Under this new law, our coal-fired generating plants located in North Carolina must reduce yearly system-wide emissions of sulfur dioxide by 76% and emissions of nitrogen oxides by 62% from 2000 levels by 2013. We are also required to provide for testing, monitoring, record keeping, and reporting for compliance purposes. The new law freezes our base electric rates for five years and provides, over a seven-year period beginning January 1, 2003, for accelerated cost recovery of the $813 million in capital expenses that we estimate will be necessary to comply with the new standards. This law allows us to recover actual compliance costs as part of any rate adjustment that is effective in 2008 or later. Pursuant to the new law, Progress Energy has entered into an agreement with the state of North Carolina to sell to the state all emissions allowances we generate from over-complying with the new emission limits. The new law also requires the state to undertake a study of mercury and carbon dioxide emissions in North Carolina. We cannot predict the future regulatory interpretation, implementation or the impact of this new law.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      EXHIBITS.

--------------------------------------------------------------------------------
Exhibit 99- Unaudited Interim Consolidated Statements of Income for the three and six months ended June 30, 2002 and 2001 and the Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001.
--------------------------------------------------------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  CAROLINA POWER & LIGHT COMPANY

                                                  Registrant

                                                  By:  /s/  Peter M. Scott III
                                                       -------------------------
                                                  Peter M. Scott III
                                                  Executive Vice President and
                                                  Chief Financial Officer


Date: July 25, 2002

                                  EXHIBIT INDEX

--------------------------------------------------------------------------------
Exhibit 99- Unaudited Consolidated Interim Statements of Income for the three and six months ended June 30, 2002 and 2001 and the Consolidated Balance Sheets as of June 30, 2002 and December 31, 2001.
--------------------------------------------------------------------------------